Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

PALO ALTO, Calif. - May 10, 2016 - CPI International Holding Corp., the parent company of CPI International, Inc. (CPI), today announced financial results for its fiscal year 2016 second quarter ended April 1, 2016.
“CPI delivered improved financial results in the second quarter that included increases in sales, orders, backlog and profitability in comparison to both the previous quarter and last year’s second quarter, and we continue to manage our business prudently to ensure the continued long-term health and stability of our business,” said Joe Caldarelli, chief executive officer of CPI. “Although global economic conditions remain challenging, conditions are stabilizing in several of our end markets and certain previously delayed orders are starting to flow in to CPI. As a result, we expect the second half of fiscal 2016 to be stronger than the first half of the year.”
Orders and Sales
In the first six months of fiscal 2016, CPI booked orders totaling $249 million, a nine percent increase from the $227 million booked in the same period of the previous year. Orders increased in the communications market and decreased in the defense and medical markets.
In the second quarter of fiscal 2016, CPI generated sales totaling $120 million, an 11 percent increase from the $108 million generated in the same quarter of the previous year. Sales increased in the defense and communications markets and decreased in the medical market.
In September 2015, CPI acquired ASC Signal Corporation, expanding its advanced antenna offerings for communications and radar customers. In the first six months of fiscal 2016, the ASC Signal operations contributed orders of approximately $28 million and sales of approximately $18 million to CPI. Orders and sales from CPI ASC Signal Division in this period were primarily in the communications market.
Net Income and Adjusted EBITDA
    CPI generated net income of $0.5 million in the second quarter of fiscal 2016, an increase from the $0.9 million net loss recorded in the same quarter of the previous year.
Adjusted EBITDA in the second quarter of fiscal 2016 totaled $18.4 million, increasing from $16.6 million in the same quarter of the previous year.
The increases in CPI’s net income and adjusted EBITDA results in the most recent quarter were primarily due to higher sales volume and beneficial changes in the exchange rate between the U.S. dollar and the Canadian dollar.
CPI’s net income and adjusted EBITDA results also increased in comparison to the previous quarter of fiscal 2016, in which the company recorded a net loss of $1.2 million and adjusted EBITDA of $16.3 million.
Defense Market
In the defense market, orders decreased 18 percent to $75.9 million in the first six months of fiscal 2016. This decrease was primarily due to the timing of orders for certain naval radar programs, including a large recurring program for which orders have been delayed into the second half of fiscal 2016, and an airborne radome program.
CPI’s sales in the defense market increased 11 percent to $47.8 million in the second quarter of fiscal 2016. This increase was primarily the result of higher sales for a variety of radar programs.
Orders and sales for Aegis radar systems increased during the most recent periods. Aegis radar systems represent CPI’s largest recurring defense program.

The ASC Signal Division contributed less than $2 million to CPI’s defense orders in the first six months of fiscal 2016 and less than $1 million to CPI’s defense sales in the second quarter of 2016.
Communications Market
In the communications market, orders increased 53 percent to $117 million in the first six months of fiscal 2016. The inclusion of orders from CPI ASC Signal Division for commercial and military communications programs contributed approximately 60 percent of the increase in communications orders in the most recent period. Approximately 40 percent of the increase was due to higher orders to support various long-term military communications programs, including higher orders of advanced tactical common data link (TCDL) antenna products for unmanned aerial vehicle (UAV) programs, and commercial communications applications, particularly high-throughput satellite applications.
Sales in the communications market increased 27 percent to $48.6 million in the second quarter of fiscal 2016. This increase was due to the inclusion of sales from CPI ASC Signal Division in the most recent period and higher sales to support CPI’s other military communications applications.
Medical Market
In the medical market, orders decreased four percent to $43.8 million in the first six months of fiscal 2016. This decrease was primarily the result of lower orders of x-ray imaging products for foreign customers, largely due to challenging global economic conditions, and lower orders of MRI products. Orders for radiation therapy applications increased.
Sales in the medical market decreased 21 percent to $13.7 million. This decrease was due to lower sales of x-ray imaging products, primarily for foreign customers, and was largely the result of challenging global economic conditions. Sales of radiation therapy and MRI products increased slightly.
Cash Flow
As of April 1, 2016, CPI’s cash and cash equivalents totaled $34.1 million. For the 12-month period ending on that date, cash flow from operating activities totaled $24.3 million, free cash flow totaled $17.7 million and adjusted free cash flow totaled $26.2 million.
Financial Community Conference Call
In conjunction with this announcement, CPI will hold a conference call on Wednesday, May 11, 2016 at 11:00 a.m. (EDT) that will be broadcast simultaneously on the company’s Web site. To participate in this conference call, please dial (800) 649-5127, or (253) 237-1144 for international callers, enter conference ID 1393376 and ask for the CPI International Second Quarter 2016 Financial Results Conference Call. To access the Web cast, please visit http://investor.cpii.com and click “Events.”
About CPI International Holding Corp.
CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC and Communications & Power Industries Canada Inc. Together, Communications & Power Industries LLC and Communications & Power Industries Canada Inc. develop, manufacture and globally distribute components and subsystems used in the generation, amplification, transmission and reception of microwave signals for a wide variety of systems including radar, electronic warfare and communications (satellite and point-to-point) systems for military and commercial applications, specialty products for medical diagnostic imaging and the treatment of cancer, as well as microwave and RF energy generating products for various industrial and scientific pursuits.

Non-GAAP Supplemental Information
EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring, non-cash, unusual or other items. EBITDA margin represents EBITDA divided by sales. Adjusted EBITDA margin represents adjusted EBITDA divided by sales. Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees. Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring, unusual or other items.
CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business. In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses. Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies. Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental or zoning laws and regulations; and inability to obtain raw materials and components. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(All dollar amounts in thousands – unaudited)

	Three Months Ended		Six Months Ended
	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015
Sales	$120,285	$107,964	$230,967	$218,638
Cost of sales, including $0, $0, $906 and $0 of utilization of net increase in cost basis of inventory due to purchase accounting, respectively	87,807	79,096	169,591	157,147
Gross profit	32,478	28,868	61,376	61,491
Operating costs and expenses:
Research and development	4,342	3,962	8,235	7,557
Selling and marketing	6,529	5,833	13,058	11,500
General and administrative	7,364	7,473	15,482	15,662
Amortization of acquisition-related intangible assets	3,557	2,544	7,115	5,091
Total operating costs and expenses	21,792	19,812	43,890	39,810
Operating income	10,686	9,056	17,486	21,681
Interest expense, net	9,785	9,154	19,508	18,193
Income (loss) before income taxes	901	(98)	(2,022)	3,488
Income tax expense (benefit)	427	772	(1,286)	1,375
Net income (loss)	474	(870)	(736)	2,113

Other comprehensive income (loss), net of tax
Unrealized income (loss) on cash flow hedges, net of tax	2,638	(888)	2,259	(1,564)
Total other comprehensive income (loss), net of tax	2,638	(888)	2,259	(1,564)
Comprehensive income (loss)	$3,112	$(1,758)	$1,523	$549

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(All dollar amounts in thousands, except per share data – unaudited)

	April 1, 2016	October 2, 2015
Assets
Current assets:
Cash and cash equivalents	$34,114	$37,514
Restricted cash	1,912	1,681
Accounts receivable, net	54,412	61,750
Inventories	112,111	103,276
Prepaid and other current assets	7,200	6,200
Total current assets	209,749	210,421
Property, plant, and equipment, net	75,982	78,592
Intangible assets, net	255,715	263,273
Goodwill	216,044	215,434
Other long-term assets	4,145	3,424
Total assets	$761,635	$771,144

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$3,100	$3,100
Accounts payable	33,354	30,349
Accrued expenses	26,562	44,106
Product warranty	6,232	5,304
Income taxes payable	543	1,154
Advance payments from customers	16,633	13,037
Total current liabilities	86,424	97,050
Deferred tax liabilities	89,643	91,227
Long-term debt:
Principal, less current portion	543,700	545,250
Less unamortized discount	(3,515)	(4,400)
Less unamortized debt issuance costs	(9,710)	(11,084)
Long term debt, net of discount and debt issuance costs	530,475	529,766
Other long-term liabilities	6,363	6,384
Total liabilities	712,905	724,427
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.01 par value, 2 shares authorized: 1 share issued and outstanding)	—	—
Additional paid-in capital	27,055	26,565
Accumulated other comprehensive income (loss)	264	(1,995)
Retained earnings	21,411	22,147
Total stockholders’ equity	48,730	46,717
Total liabilities and stockholders’ equity	$761,635	$771,144

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands – unaudited)

	Six Months Ended
	April 1, 2016	April 3, 2015
Cash flows from operating activities
Net cash provided by operating activities	$5,957	$2,268

Cash flows from investing activities
Capital expenditures	(3,080)	(3,069)
Acquisition, net of cash acquired	(363)	—
Net cash used in investing activities	(3,443)	(3,069)

Cash flows from financing activities
Payment of contingent consideration	(4,300)	—
Payment of debt issue costs	(64)	—
Repayment of borrowings under First Lien Term Loan	(1,550)	(1,550)
Net cash used in financing activities	(5,914)	(1,550)

Net decrease in cash and cash equivalents	(3,400)	(2,351)
Cash and cash equivalents at beginning of period	37,514	50,617
Cash and cash equivalents at end of period	$34,114	$48,266

Supplemental cash flow disclosures
Cash paid for interest	$17,325	$16,159
Cash paid for income taxes, net of refunds	$2,273	$3,220
Increase in accrued capital expenditures	$(169)	$(49)

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(All dollar amounts in thousands - unaudited)

		Three Months Ended		Six Months Ended
		April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015
Net income (loss)		$474	$(870)	$(736)	$2,113
Depreciation and amortization		6,651	5,826	13,369	11,728
Interest expense, net		9,785	9,154	19,508	18,193
Income tax expense (benefit)		427	772	(1,286)	1,375
EBITDA		17,337	14,882	30,855	33,409

Adjustments:
Stock-based compensation expense	(1)	245	247	490	493
Acquisition-related expenses	(2)	204	894	1,187	2,749
Purchase accounting expenses	(3)	99	—	1,104	—
Veritas Capital annual management fee	(4)	526	527	1,029	1,162
Total adjustments		1,074	1,668	3,810	4,404
Adjusted EBITDA		$18,411	$16,550	$34,665	$37,813

EBITDA margin	(5)	14.4%	13.8%	13.4%	15.3%
Adjusted EBITDA margin	(6)	15.3%	15.3%	15.0%	17.3%
Net income (loss) margin	(7)	0.4%	(0.8)%	(0.3)%	1.0%

(1)		Represents compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC.
(2)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions. Costs include fees for attorneys and other professional services, as well as expenses related to the integration of operations into those of CPI and charges for an increase in the fair value of the Radant Technologies contingent consideration liability.

(3)		Represents non-cash charges for utilization of the net increase in cost basis of inventory and net decrease in deferred revenue that resulted from purchase accounting in connection with acquisitions.
(4)		Represents a management fee payable to Veritas Capital for advisory and consulting services.
(5)		Represents EBITDA divided by sales.
(6)		Represents adjusted EBITDA divided by sales.
(7)		Represents net income divided by sales.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow and Adjusted Free Cash Flow
(All dollar amounts in thousands - unaudited)

		Twelve Months Ended
		April 1, 2016
Net cash provided by operating activities		$24,273
Cash capital expenditures		(6,546)
Free cash flow		17,727

Adjustments:
Cash paid for acquisition-related expenses, net of taxes	(1)	7,452
Cash paid for Veritas Capital management fee, net of taxes	(2)	1,494
Cash received for prior year transfer pricing audit	(3)	(449)
Total adjustments		8,497
Adjusted free cash flow		$26,224

Net income		$2,090

(1)
Represents transaction costs, net of income taxes, related to the evaluation, negotiation, closing and integration of acquisitions, and payment of a contingent consideration to the former owners of Radant Technologies. Costs include fees for attorneys and other professional services, as well as expenses related to integration of acquired operations into those of CPI.

(2)		Represents a management fee paid to Veritas Capital for advisory and consulting services, net of income taxes.
(3)
Represents the net of income tax refunds, partially offset by payments, with respect to an audit by the Canada Revenue Agency (“CRA”) of Communications & Power Industries Canada Inc.’s (“CPI Canada”) purchase of the Satcom Division from the Company in fiscal years 2001 and 2002. The Company determined that this item should be excluded from this calculation as it pertains to prior years.